Exhibit 3.1



                       COMPOSITE COPY

                           OF THE

                CERTIFICATE OF INCORPORATION

                             OF

             FREEPORT-McMoRan COPPER & GOLD INC.



     FIRST:    The  name  of  the corporation  is  FREEPORT-

McMoRan COPPER & GOLD INC.

     SECOND:   The address of  the registered office  of the

corporation in  the State of Delaware is 1209 Orange Street,

in the City  of Wilmington,  County of New  Castle, and  the

name  of  its  registered  agent  at  such  address  is  The

Corporation Trust Company.

     THIRD:    The nature of the  business or purposes to be

conducted or promoted are:

     1.   To enter into, maintain,  operate and carry on the

business  of mining in all its branches in the United States of  America  and in  any other  part  of the  world,  and to quarry, mine,  pump, extract, remove and  otherwise produce,

and to  grind, treat, concentrate, smelt,  refine, dress and otherwise  prepare, produce, buy, sell and in every way deal in and  with minerals, ores, concentrates  and other mineral

and   chemical  substances   of  all  kinds,   metallic  and

nonmetallic, including, but without  in any way limiting the generality  of the  foregoing,  antimony, barite,  chromium,

coal,  cobalt, copper,  gas, gold,  iron, lead,  molybdenum,

nickel, oil, potash,  salt, silica,  sand, silver,  sulphur,

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tantalum, tin,  titanium, tungsten,  uranium, zinc  and ores and concentrates thereof.



     2.   To purchase, locate, denounce, lease  or otherwise

acquire, take, hold and own, and to assign, transfer, lease,

exchange, mortgage, pledge, sell or otherwise dispose of and in  any manner  deal with  and  contract with  reference to,

mines, wells,  mining claims, mining rights,  mineral lands,

mineral   leases,  mineral  rights,  royalty  rights,  water

rights, timber lands, timber and timber rights, and real and personal property of every  kind, and any interest  therein,

in the United  States of America or in any other country, to prospect, explore, work, exercise, develop,  manage, operate and turn  the  same to  account, and  to  engage in  mining,

geological, economic,  feasibility,  development, and  other studies  in the  United States  of America  or in  any other country.

     3.   To  make,  manufacture,  treat,  process, produce,

buy, sell and in every way deal in and  with minerals, ores,

concentrates and  chemicals of every description, organic or

inorganic,  natural  or  synthetic,  in  the   form  of  raw

materials, intermediate  or finished products and  any other related products  and substances whatsoever  related thereto or  of a like or similar nature  or which may enter into the manufacture of any of the foregoing or be used in connection therewith,  and derivatives and by-products derived from the manufacture  thereof and products  to be  made therefrom and generally without limitation by  reference of the foregoing,

all other products and  substances of every kind,  character

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and description.

     4.   To engage  in any lawful act  or activity, whether

or not related to the foregoing, for which  corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:

     I.   The  total  number of  shares  of  all classes  of

capital stock  that the corporation shall  have authority to issue is 500,000,000 shares,  with a par value of  $0.10 per share.  Of such shares,  250,000,000 shares shall consist of

Special Stock,  200,000,000 shares shall consist  of Class B

Common   Stock  and  50,000,000   shares  shall  consist  of

Preferred Stock.

     II.  Special Stock.

          A.   Class A Common Stock

               Within  the  limits  of  the  authorized
               Special Stock, the corporation shall have authority to designate shares of Special Stock as shares of Class A
               Common Stock. The Class A Common Stock shall be treated, for all purposes, together with the Class B Common Stock as though they were of the same class.

          B.   Additional Shares of Special Stock

               The  Board  of  Directors  is  expressly
               authorized to adopt,  from time to time,
               a  resolution  or resolutions  providing
               for the issuance of the remaining shares
               of Special Stock in one or more  series,
               to fix the number of shares in each such
               series   (subject   to   the   aggregate
               limitations  thereon  in this  Article),
               and  to  fix  the designations,  powers,
               preferences    and   rights    and   the
               qualifications,      limitations     and
               restrictions   of   each  such   series.
               Within  the  limits  of  the  authorized

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               Special Stock, the  corporation will  be
               authorized to issue additional shares of
               Class  A  Common  Stock  and  shares  of
               additional   Special   Stock  (including
               stock having preferential  rights as  to
               dividends    or    upon    liquidation),
               including the issuance of such shares in
               exchange  for shares  of Class  B Common
               Stock.   The authority of  the Board  of
               Directors  with  respect  to  each  such
               series shall include, but not be limited
               to,   determination  of   the  following
               (which may vary as between the different series of Special Stock):

               (a)  The  number of  shares constituting
               the  shares   of  the  series   and  the
               distinctive designation of the series;

               (b)  The dividend rate  of the shares of
               the  series and the  extent, if  any, to
               which   dividends   thereon   shall   be
               cumulative;

               (c)  Whether shares of the  series shall
               be  redeemable  and, if  redeemable, the
               redemption  price payable  on redemption
               thereof,  which price may, but need not,
               vary   according   to   the    time   or
               circumstances of such redemption;

               (d)  The amount or amounts  payable upon
               the shares of the series in the event of
               voluntary  or  involuntary  liquidation,
               dissolution   or   winding  up   of  the
               corporation  prior  to  any  payment  or
               distribution  of  the   assets  of   the
               corporation to any class or classes of stock of the corporation ranking junior to the Special Stock;

               (e)  Whether  the  shares of  the series
               shall be  entitled to  the benefit  of a
               sinking or retirement fund to be applied
               to the purchase or redemption  of shares
               of the series  and, if so  entitled, the
               amount of such  fund and  the manner  of
               its application, including the  price or
               prices   at  which  the  shares  may  be
               redeemed   or   purchased  through   the
               application of such fund;

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               (f)  Whether  the  shares of  the series
               shall    be    convertible   into,    or
               exchangeable  for,  shares of  any other
               class  or classes or of any other series
               of  the  same  or  any  other  class  or
               classes  of  stock  of the  corporation,
               and, if so convertible  or exchangeable,
               the conversion  price or prices,  or the
               rates  of  exchange, and  the adjustment
               thereof,   if   any,   at   which   such
               conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               (g)  The  extent, if  any, to  which the
               holders of shares of the series shall be entitled to vote on any questions or in any proceedings or to be represented at and to receive notice of any meeting of stockholders of the corporation;

               (h)  Whether, and the  extent to  which,
               any of the voting  powers, designations,
               preferences,   rights,   qualifications,
               limitations or restrictions of  any such
               series may be  made dependent upon facts
               ascertainable     outside    of     this
               Certificate of Incorporation  or of  any
               amendment   hereto    or   outside   the
               resolution or  resolutions providing for
               the issuance of  such series adopted  by
               the  Board  of  Directors, provided  the
               manner in which such facts shall operate
               upon  the  voting powers,  designations,
               preferences,   rights,   qualifications,
               limitations  or   restrictions  of  such
               series  is  clearly  and  expressly  set
               forth in the  resolution or  resolutions
               providing  for  the  issuance   of  such
               series   adopted   by   the   Board   of
               Directors; and

               (i)  Any  other  preferences, privileges
               or    powers     and    any    relative,
               participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable, which shall not affect adversely any other class or series of Special Stock at the time outstanding and which shall not be inconsistent with the provisions of this Certificate of Incorporation.

     III.      (a)  The  holders of  outstanding shares
               of  Special  Stock,  including  Class  A
               Common Stock,  and Class B  Common Stock
               are entitled to receive dividends out of
               assets  legally  available  therefor  at
               such  times  and  such equal  per  share
               amounts  as the  Board of  Directors may
               from  time  to time  determine  and upon
               liquidation,  dissolution or  winding up
               of  the  corporation,  the   holders  of
               Special Stock, including Class  A Common
               Stock,  and  Class  B Common  Stock  are
               entitled  to  receive  on  an  equal per
               share   basis   the   assets    of   the
               corporation which  are legally available
               for distribution, after  payment of  all
               debts  and  other  liabilities   of  the
               corporation,    except   as    otherwise
               provided  by  the  Board  of  Directors,
               pursuant to clause  (B)(d) of  Paragraph
               II above, with respect to any series  of
               Special Stock  other  than the  Class  A
               Common  Stock.   The  shares  of Special
               Stock, including Class  A Common  Stock,
               and Class  B  Common Stock  are  neither
               redeemable  nor   convertible,  and  the
               holders  thereof  have no  preemptive or
               subscription  rights   to  purchase  any
               securities of the corporation, except as
               otherwise  provided  by  the   Board  of
               Directors, pursuant to clauses (B)(c) and (B)(f) of Paragraph II above, with respect to any series of Special Stock other than the Class A Common Stock.

               (b)  Each  outstanding share  of Special
               Stock, including Class  A Common  Stock,
               and Class B Common Stock  is entitled to
               one vote on all  matters submitted to  a
               vote   of    stockholders,   except   as
               otherwise  provided  by  the   Board  of
               Directors, pursuant to clause  (B)(g) of
               Paragraph II above, with respect  to any
               series of Special  Stock other than  the
               Class  A  Common  Stock.   There  is  no
               cumulative  voting.   The  special Stock
               entitled  to  vote,  including  Class  A
               Common  Stock, and  the  Class B  Common
               Stock shall vote as a single class.

     IV.  Preferred Stock.

          The Preferred  Stock may be divided  into and
          issued in series.   The Board of Directors is
          hereby expressly  authorized, at any  time or
          from  time to time,  to divide any  or all of
          the   shares  of  the  Preferred  Stock  into
          series, and in  the resolution or resolutions
          establishing  a   particular  series,  before
          issuance of any of the shares thereof, to fix
          and   determine  the   powers,  designations,
          preferences   and  relative,   participating,
          optional   or   other    rights,   and    any
          qualifications, limitations or restrictions, of the series so established, to the fullest extent now or hereafter permitted by the laws of the State of Delaware, including, but not limited to, the variations between different series in the following respects:

               (a)  The     distinctive     serial
                    designation of such series;

               (b)  The  annual dividend  rate for
                    such series, and  the date  or
                    dates  from   which  dividends
                    shall commence to accrue;

               (c)  The   redemption    price   or
                    prices, if any, for  shares of
                    such series and the  terms and
                    conditions   on   which   such
                    shares may be redeemed;

               (d)  The  sinking fund  provisions,
                    if any, for the  redemption or
                    purchase  of  shares  of  such
                    series;

               (e)  The  preferential  amount   or
                    amounts payable upon shares of
                    such  series  in the  event of
                    the  voluntary  or involuntary
                    liquidation       of       the
                    corporation;

               (f)  The voting rights of shares of
                    such series;

               (g)  The  terms and  conditions, if
                    any, upon which shares of such
                    series  may  be converted  and

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                    the class or classes or series
                    of  shares of  the corporation
                    into which such shares  may be
                    converted; and

               (h)  Such other  terms, limitations
                    and   relative   rights    and
                    preferences, if any, of shares
                    of such series as the Board of
                    Directors may, at the  time of
                    such resolutions, lawfully fix
                    and  determine under  the laws
                    of the State of Delaware.

          All shares of the Preferred Stock shall be of equal rank with each other, regardless of series.

     FIFTH:    The   name   and  mailing   address   of  the
incorporator is:

                    NAME                  MAILING ADDRESS

          R. Blain Andrus               6110 Plumas Street
                                        Reno, Nevada  89509


     SIXTH:    The   names  and  mailing  addresses  of  the

persons who are to serve as directors until the first annual meeting  of  stockholders  or  until  their  successors  are elected and qualify are as follows:

                    NAME                  MAILING ADDRESS

         Milton H. Ward            1615 Poydras Street
                                      New Orleans, LA  70112

        Joseph W. Murray           Mountain City Star Route
                                        Elko, NV  89801

        Richard Block              Mountain City Star Route
                                        Elko, NV  89801

     SEVENTH:  In furtherance, and not in limitation, of the

powers conferred by statute,  (a) the Board of  Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation in any manner not inconsistent with the laws  of  the  State  of  Delaware  or  the  certificate  of incorporation of  the corporation,  subject to the  power of the stockholders to adopt, amend or repeal the by-laws or to limit or restrict  the power  of the Board  of Directors  to adopt, amend  or repeal the by-laws, and (b) the corporation may in its  by-laws confer powers  and authorities upon  its

Board of Directors in addition to those conferred upon it by statute.

     EIGHTH:   Election of directors  need not be by  ballot

unless the by-laws of the corporation shall so provide.

     NINTH:    (a)  A director of this Corporation shall not

be  liable  to  the  Corporation  or  its  stockholders  for monetary damages for breach of fiduciary duty as a director,

except for  liability (i) for  any breach of  the director's duty of loyalty to the Corporation or its stockholders, (ii)

for acts or  omissions not  in good faith  or which  involve intentional misconduct  or a  knowing violation of  the law,

(iii) under Section 174  of the Delaware General Corporation

Law, or  (iv) for  any transaction  from which  the director derived an improper personal benefit.

     (b)  The Corporation shall indemnify  any person who is

or  was  a  director,  officer,  employee  or agent  of  the

Corporation,  or is  or was  serving at  the request  of the

Corporation  as a  director, officer,  employee or  agent of another  corporation, partnership,  joint venture,  trust or
other  enterprise,  to  the   fullest  extent  permitted  by

applicable law.  The determination as to whether such person has met  the standard required for  indemnification shall be made in accordance with applicable law.

     Expenses incurred by such a director, officer, employee

or  agent in defending a  civil or criminal  action, suit or proceeding shall be  paid by the  Corporation in advance  of the  final disposition  of such  action, suit  or proceeding upon  receipt  of an  undertaking by  or  on behalf  of such person  to repay  such  amount  if  it shall  ultimately  be determined  that he is not entitled to be indemnified by the

Corporation as authorized in this Article NINTH.

     (c)  The  provisions  of this  Article  NINTH shall  be

deemed  to be a  contract between  the corporation  and each person  who serves  as such  director, officer,  employee or agent of the corporation  in any capacity at any  time while this  Article NINTH is in effect.  No repeal or modification of the  foregoing provisions of  this Article NINTH  nor, to the fullest extent permitted by law, any modification of law

shall  adversely  affect  any   right  or  protection  of  a

director,  officer,  employee  or agent  of  the corporation existing at the time of such repeal or modification.

     The  foregoing  indemnification  shall  not  be  deemed

exclusive  of  any  other  rights  to  which  those  seeking indemnification  may be entitled  under any  applicable law,

by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     TENTH:    The corporation reserves the right  to amend,

alter,  change or  repeal  any provision  contained in  this certificate of incorporation, in the manner now or hereafter

prescribed  by  statute,  and  all  rights  conferred   upon

stockholders herein are granted subject to this reservation.

Rev JND 5/94


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